SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2022

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       Departure of Directors or Certain Officers.

By letter dated May 8, 2022, the board of directors (the “Board”) terminated the Executive Services Consulting Agreement dated as of August 31, 2020, between SolarWindow Technologies, Inc., (the “Company”) and John Rhee, as amended by written agreement dated March 1, 2021 (as so amended, the “ESCA”) effective May 9, 2022 (the “Termination Date”). Termination of the ESCA resulted in the automatic termination of Mr. Rhee’s positions as the President, Chief Executive Officer and Chairman of the Company and all positions held at the Company’s subsidiaries. Termination of the ESCA does not constitute termination of Mr. Rhee’s tenure as a member of the Board. Mr. Rhee is entitled to his monthly base pay pro-rated through the Termination Date, and maintains his stock purchase options.

The foregoing summary of the material terms of the ESCA described above does not purport to be complete and is qualified in its entirety by reference to the full text of the ESCA, and the amendments thereto, which were previously filed by the Company. Please see Exhibits 10.1 and 10.2 to this report.

The Board terminated the ESCA as it has determined that it is in the best interests of the Company to refocus its efforts in North America, where its research activities with NREL are centered, and in part due to operational challenges in Asia.

The Board plans to conduct a search for a President and Chief Executive Officer as soon as possible.

The Company has provided Mr. Rhee with a copy of the disclosures that it is making in response to this Item 5.02.

(b) Election of Directors.

On May 12, 2022 the members of the Company’s Board of Directors each received an email from Mr. Rhee attaching a “Written Consent of Stockholders in Lieu of Meeting” dated May 12, 2022 (the “Written Consent”) on behalf of Light Quantum Energy Holdings (“LQE”).

As the Company previously reported, LQE is party to that certain Stock Purchase Agreement between Kalen Capital Corporation a company formed and existing under the laws of Alberta, Canada, and its relevant subsidiaries("KCC"), wholly-owned by Harmel S. Rayat ("Mr. Rayat") and LQE a company incorporated and registered in the Cayman Islands, the outstanding voting securities of which are wholly-owned by Mr. Rhee and his common-law spouse Seongae Ko (the “SPA”), pursuant to which LQE purchased from KCC and KCC sold to LQE (i) 32,984,331 shares of the company’s common stock (ii) 16,780,167 cash only warrants to purchase up to 16,780,167 shares of the Company’s common stock and (iii) 1,781,750 cashless warrants to purchase up to 1,781,750 shares of the Company’s common stock (collectively, the securities described in clauses (i), (ii) and (iii) are herein referred to as the “KCC SolarWindow Securities,” subject to the terms and conditions of the SPA, including such terms and conditions relating to payment and operating restrictions.

 The foregoing summary of the material terms of the SPA described above does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, and the amendments thereto, which were previously filed by the Company, pursuant to written consent permitting the Company to file the SPA. Please see Exhibits 99.1, 99.2, 99.3 to this report. See also “Section 8. Other Events Item” of this report.

Pursuant to the Written Consent, LQE advises that it has expanded the size of the Company’s Board from three (3) directors to five (5) directors; and, has filled the vacancies created by such expansion by the appointment of the following individuals to the Company’s Board:

(1) Mr. Sergio Pombo. The following biographical information was provided by LQE:

Sergio Pombo is a senior emerging markets investment professional with over 30 years of managing, structuring, negotiating, and exiting impact investments while achieving attractive risk-adjusted returns in over 100 countries. He is the Co-Founder of Berkana Private Equity, LLC, a US-registered limited liability company that provides advisory and structures investments in clean energy and energy efficiency in Latin America on behalf of qualified investors. In his advisory role, from 2017-2021, Sergio was Head of Global Private Equity Funds at the South Korea-based, Green Climate Fund (GCF), the largest climatic fund for emerging markets with over $20 billion in capitalization. Over his tenure at GCF, he: i) set up the private equity funds practice, ii) spearheaded the $18 billion and 36x oversubscribed (receiving 350 climate proposals with total cost $43 billion) RFP Mobilizing Private Sector Funds at Scale for Climate, and iii) directed the structuring of several global climate funds with AUM of $2 billion. Prior to Berkana, he was a Senior Investment Officer with the International Finance Corporation's (IFC) in the Global Private Equity funds department, in Washington, DC for 17 years. Before the IFC, he worked for the European Bank (EBRO) in London in the capacity of a Principal Manager, Financial Policy and Strategy.

Sergio has a BSc. Industrial Engineering degree from Pontifical Xavierian University. He holds an MBA degree from American University of Washington, DC, and received a Private Equity and Venture Capital certificate from Harvard's Business School, Executive Program.

Sergio serves on the board of several global private equity funds and is a senior advisor for SolarWindow Technologies, Inc., a developer of transparent electricity-generating coatings and processes which generate electricity on plastic and glass. Sergio also serves as advisor of and patron to several cultural centers and museums in the DMV metropolitan area. He is an avid golfer, gardener, and arts collector.

(2)        Kimberly Tara. The following biographical information was provided by LQE:

Ms. Tara is a highly experienced international director and senior executive with more than 30 years experience across diverse sectors including natural resources, environmental resources, renewables/alternative energy, infrastructure, fintech, healthcare, manufacturing and others.

Her experience includes the management of private equity, venture capital, and other investments and companies across North America, South America, Western Europe, Eastern Europe, the Middle East, Africa, and Asia Pacific.

Ms. Tara has held board positions with more than 40 companies in the UK, US, Asia, Middle East, and Latin America including, both private and publicly listed entities. Ms. Tara holds an MBA from INSEAD and a BA from Brown University.

The Company has not received acceptance letters from either Mr. Pombo or Ms. Tara.

Additionally, notwithstanding the termination of notice sent to Mr. Rhee on May 9, 2022, Mr. Rhee emailed a notice to the Board members calling for a special meeting of the Board on Tuesday May 17, 2022. Per the notice of meeting, Mr. Rhee notes the following among the agenda items:

1.	Registering Bank Signatories
2.	Registering SolarWindow Shares of LQE
3.	Reinstating CEO (Termination notice received)

The Company does not believe that this was a properly called meeting as Mr. Rhee was not the “Chairman” at the time the meeting was called.

Moreover, in light of the dispute between LQE and KCC disclosed in Item 8.01 below, the proposed registration of the KCC SolarWindow Securities at this time, presumably for resale, could expose the Company to substantial claims for damages.

Section 8 - Other Events Item

Item 8.01 Other Events.

On May 6, 2022, Mr. Rayat, on behalf of KCC, informed the Board that pursuant to the SPA, KCC did not receive either (i) payment for the SolarWindow securities that are the subject of the SPA (the “KCC SolarWindow Securities”) or (ii) written notice from LQE exercising its right to defer payment to the Final Payment Deadline (as such term is defined in the SPA) on or prior to the Initial Payment Date (as such term is defined in the SPA) as required under the terms of the SPA; as a result, Mr. Rayat stated that he believes that LQE breached the terms and conditions of the SPA.

Further, Mr. Rayat explained that Kalen notified LQE of the breach noting that failure to make payment on the Initial Payment Date absent written notice of LQE’s exercise of its payment deferral option constituted a Non-Payment Event (as such term is defined in the SPA) and that under the terms of the SPA, LQE is obligated to transfer the KCC SolarWindow Securities back to KCC within five business days of the date of the Non-Payment Event.

Mr. Rayat stated that he did invite Mr. Rhee to discuss the matter if he so desired; however, Mr. Rayat and Mr. Rhee could not reach an agreement and accordingly, Mr. Rayat informed the Board that KCC is pursuing its rights to effectuate the Repurchase Completion (as such term is defined in the SPA). In that regard, Mr. Rayat noted that KCC has retained and engaged Canadian-counsel to assist with his demand that LQE transfer the KCC SolarWindow Securities back to KCC in accordance with the terms and conditions of the SPA.

Mr. Rayat further noted that since the SPA is governed by the laws of British Columbia, Canada, it has retained and engaged Canadian-counsel to initiate legal proceedings to require LQE to abide by the terms of the SPA and transfer and reconvey the KCC SolarWindow Securities to KCC in accordance with the terms and conditions of the SPA.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number	Description

10.1	Executive Services Consulting Agreement dated August 31, 2020, between SolarWindow Technologies, Inc. and John Rhee, an individual (Incorporated by reference to Form 8-K filed on September 4, 2020)
10.2	Amendment dated March 1, 2021 to the Executive Services Consulting Agreement dated as of August 31, 2020, between SolarWindow Technologies, Inc., and John Rhee, an individual (Incorporated by reference to Form 10-Q filed on January 8, 2021).
10.3	Non-statutory Stock Option Agreement dated as of August 31, 2020 between SolarWindow Technologies, Inc., and John Rhee, an individual (Incorporated by reference to Form 8-K filed on September 4, 2020)
17.1	Termination notice dated May 8, 2022 effective May 9, 2022 *
99.1	Agreement dated December 8, 2021, between Kalen Capital Corporation and its relevant subsidiaries, including but not necessarily limited to Kalen Capital Holdings LLC, and Light Quantum Energy Holdings. (Incorporated by reference to Form-8-K filed on December 14, 2021)
99.2	Corrective Amendment dated December 8, 2021, to the Agreement dated December 8, 2021, between Kalen Capital Corporation and its relevant subsidiaries, including but not necessarily limited to Kalen Capital Holdings LLC), and Light Quantum Energy Holdings. (Incorporated by reference to Form-8-K filed on December 14, 2021)
99.3	Consent of Kalen Capital Corporation and Light Quantum Energy Holdings to the Company’s filing of the Purchase and Sale Agreement and the Corrective Amendment. (Incorporated by reference to Form-8-K filed on December 14, 2021)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 9, 2022.

SolarWindow Technologies, Inc.
/s/ Justin Frere

By:
Name:	Justin Frere
Title:	Treasurer, Interim Chief Executive Officer and Secretary